NORTHSTAR REALTY FINANCE CORP.
FOURTH QUARTER 2004 EARNINGS
MARCH 31, 2005

OPERATOR: Good day everyone, and welcome to the NorthStar Realty Financial
Fourth Quarter - sorry - Financial Corporation Fourth Quarter 2004 Earnings
Results Conference. Today's call is being recorded. At this time for opening remarks and introductions, I'd like to turn the call over to Mr. Brad Cohen.
Please go ahead, sir.

BRAD COHEN: Thank you very much. Welcome to NorthStar's Fourth Quarter and 2004
Year-End Earnings Call. On the call today are Mr. David Hamamoto, President and
Chief Executive Officer; and Mr. Mark Chertok, Chief Financial Officer.

         Before the call begins, I would like to remind everyone that part of the discussion this afternoon will include forward-looking statements and they are not a guarantee of some future performance, and therefore undo reliance should not be placed on them. The Company refers all of you to NorthStar's filings with the SEC for a more detailed discussion of the risks that may have a direct bearing on the Company's operating results, performance and financial condition. With that, I will turn the call over to David.

DAVID HAMAMOTO: Thanks, Brad. Thank you everyone, and good afternoon. I'd like to begin by welcoming all of you to our second investor conference call following our initial public offering. We appreciate your support and look forward to communicating with you today and in the future as we grow the Company and focus on creating long-term value for our shareholders.

         On today's call, I'll offer a brief overview of our business and strategy, review the investment highlights and the holdings, and update you on the progress the Company has made in its first five months of operation through
March of 2005. Next, Mark Chertok, our CFO, will discuss our fourth quarter results. And then I'll make some concluding remarks before we open up the floor to Q&A.

         The past few months have been an exciting and busy time for NorthStar.
We've already deployed $137 million, or 81% of our net IPO proceeds and we've deployed it across all three lines of our businesses, and, as previously stated, we are on target to be fully invested with our IPO raise by the end of April, which was the six-month timeframe that we had outlined on The Road Show. On the investment side, since completing the initial formation transactions, we've made the following investments:

o        $203 million of sub debt and below investment grade CMBS investments that are financed under our Deutsche Bank financing facility;

o        secondly, we've invested $240 million in primarily investment grade
         CMBS, REIT debt, and other real estate securities that were funded in our third real estate CDO;

o        and lastly, we acquired a portfolio of three office properties net leased to a single A rated financial institution for $64 million.

         On the financing side, we recently increased our borrowing capacity on our Deutsche Bank credit facility from $150 million to $300 million of borrowing capacity. And we also recently issued our third CDO, which financed approximately $400 million of real estate securities.

         For those of you who are new to our story and our business model, our plan is to focus on investments that have both real estate and fixed income investment characteristics, and include three targeted business lines: The real estate debt securities business, the subordinate real estate debt business and the net lease investment business. All of these business segments can be financed with fully hedged, match funded liabilities, which is the key component of our business strategy.

         There are distinct benefits of operating in these three overlapping segments, which enable us to invest the capital quickly and allocate dollars across each business line, while also remaining highly selective in the opportunities that we pursue. We offer a single source of capital by purchasing or originating any combination of equity, debt or other securities in the real estate capital structure. For example, as I mentioned a moment ago, we closed on a $64 million net lease office portfolio in January, which we financed with a nonrecourse 1st mortgage of $44 million, and secondly, created a fully amortizing mezzanine loan, which we obtained a single A rating for, which was then funded in our third CDO at very attractive cost to capital.

         The underpinnings of our success are based upon the collective knowledge and relationships of our team of professionals that we bring to the business, and as you may recall from The Road Show, the senior team has an average of 20 years of experience in the real estate and the capital markets.

         I'll now go into a little more detail about the breakdown of the investments and financial actions that we have made in each of the three business lines.

         First, the real estate securities business. The Company completed its third CDO, which brings our real estate portfolio under management to $1.1 billion. The portfolio is primarily investment grade with an average credit rating of BBB-.

         We sold approximately $360 million of investment grade notes in our third CDO and retained all of the below investment grade bonds, which include
$23 million of the Income Notes, which are not rated, and $16 million of the
Class D Notes, which are BB rated. In addition to the return on our equity investment, we will also earn management fees of 35 basis points per annum on the outstanding balance of the portfolio.

         The $400 million portfolio backing CDO III consists of approximately
75% CMBS, 12% real estate REIT debt, 6% commercial real estate CDOs, and 7%
other real estate-related securities.

         The weighted average initial borrowing rate on the $361 million of match-funded financing for CDO III was LIBOR plus 41 basis points, which results in an all-in funding cost after fees and expenses of LIBOR plus 60 basis points, which is substantially ahead of our business plan. This represents an improvement of approximately 20 basis points for our all-in funding cost relative to CDO II, and a 50% improvement from our first CDO issuance in 2003.
In addition, we have improved our flexibility to reinvest principal in each of our succeeding CDOs, thereby enabling us to take advantage of the low cost tight spreads on the liability side of the balance sheet for a prolonged period of time.

         The successful completion of NorthStar Real Estate CDO III confirms the value of our established CDO platform, and its ability to access low cost match funded financing for all of our business lines. In addition to the CMBS, REIT, and other traditional securities businesses that we've funded in the CDO market, the CDO III also included several mezzanine loans which were secured by net lease properties, which further confirms the synergies that exist in being in each of these three businesses. We expect to match-fund much of the subordinate real estate debt portfolio that we have acquired through a CDO issuances in the near future as well.

         Lastly, two rating agencies, Fitch and Standard & Poors, have recently affirmed the strong performance of NorthStar's CDO's. Fitch upgraded two classes of N-Star Real Estate CDO I on February 4th, and S&P issued a press release today placing the same bond classes on positive Creditwatch. N-Star Commercial
Real Estate CDO I is the first real estate CDO to be put on Creditwatch positive by Standard & Poors. We believe that these upgrades will help differentiate
NorthStar's CDOs from competing offerings and provide us with a competitive advantage in accessing the capital markets on favorable terms as we grow the business.

         Secondly, the subordinate real estate debt business. We have invested approximately $203 million in subordinate real estate debt and non-investment grade CMBS in a total of 18 investments requiring approximately

$65 million of equity. The financing for these investments was made with $132 million of proceeds drawn under our credit facility with Deutsche Bank. Eight of the eighteen investments, which total approximately $147 million, are floating-rate subordinate debt investments that have a weighted average spread of 510 basis points over one-month LIBOR and a weighted average loan-to-value of approximately 71%. The remaining $55 million of investments include 9 CMBS purchases, with credit ratings ranging from BB+ to B+, as well as the BB rated
Class D notes issued in our third CDO.

         In addition to these investments, there are 7 potential subordinate debt investments totaling approximately $110 million that are in various stages of due diligence and closing. If we include these transactions, we would have 25 investments totaling approximately $313 million. This will provide for sufficient collateral to move forward rapidly with a contemplated CDO for the subordinate real estate debt business for which a lead manager has been engaged.

         We also continue to see a strong pipeline of new transactions from a variety of sources, despite the competitive environment that we see out there in the mezzanine space.

         Thirdly, the net lease property business. We acquired a three-property portfolio, which were all net leased to an A-rated bank and a lease that extends through June of 2015 for $63.5 million. And as we mentioned before, we got very attractive financing with a $44 million nonrecourse first mortgage and a $13 million fully amortizing mezzanine loan that got a single A rating and was funded in our third CDO.

         We're enthusiastic about the net lease pipeline. Our experience and relationships are proving very fruitful as we continue to see attractive deals and are currently evaluating over $300 million of net lease assets, of which we expect to close on a portion of those in the upcoming months. We are not in a position to disclose details of the timing of some of these transactions, but we'd like to say that we remain upbeat about the depth and the variety of transactions within both the net lease, as well as the sub debt and real estate securities businesses.

         Now I'd like to discuss our overall Capitalization and Financing. As I previously noted, we've expanded the size of our Deutsche Bank financing facility to $300 million. We are working toward a CDO financing of our subordinate debt portfolio and have also started planning for our next investment grade CDO, including arranging for a new warehouse facility. We feel that our experience and expertise in the CDO business and our understanding of the structuring and the rating agency issues for the CDO provide us with a competitive advantage in funding our business. And finally, we are exploring other avenues of long-term growth capital.

         With that, I'll turn the floor over to Mark Chertok, our CFO.

MARK CHERTOK: Good afternoon. Thank you, David. I will make some brief comments on the fourth quarter and the end of the year results. Following initial public offering, fourth quarter results include the time period from October 29th, 2004 through December 31st, 2004. The results from prior year's fourth quarter are not meaningful due to the IPO and changes in the corporate structure.

         The Company reported a net loss before minority interest of $3.0 million, or a net loss per common of $0.12. Revenues in the same period were
$7.6 million, of which $3.4 million is interest income from short-term investments of the IPO proceeds.

         Funds from operations (or FFO) during this time period were a loss of
$2.7 million or $0.10 per share. We reported adjusted funds from operations (or
AFFO) of $153,000 or $0.01 per share.

         The results for the first nine months of 2004 are not comparable to our fourth quarter results, as these results reflect only the initial portfolio assets contributed by our predecessor, NorthStar Capital. For example, prior to our IPO, our predecessor did not own 100% of the ALGM interests and therefore carried its interest in ALGM on the equity method of accounting. As part of the
IPO, we acquired the controlling interest in ALGM on October 29th and the
Company now consolidates the results of operation of ALGM in our financial statements.

         Turning to our capital structure, as of March 30th, 2005, we have
21,249,736 shares of common stock outstanding. As of December 31st, 2004, we had total assets of $1.1 billion. Of this amount, $827 million reflected temporary investments in AAA or AA CMBS financed assets pursuant to repurchase arrangements, as well as $48 million in cash or cash equivalents.

         Also as of December 31st, 2004, we had $868 million of debt, inclusive of $790 million of borrowing to finance temporary investments, as well as $78 million of mortgage and other debt.

         Before I turn the call back to David, I wanted to say that we have recently hired several people in both finance and administrative support to further strengthen our infrastructure. While we recognize that we have not exhausted our hiring needs, we think we are off to a good start in building a platform from which we can further grow our Company.

         I'd now like to turn the call back to David for some concluding remarks. David?

DAVID HAMAMOTO: Thanks, Mark. Before going to Q&A, I'd like to make a few closing remarks about our Company, and some of you who saw us on The Road Show know that we've emphasized these points in the past. But number one, unlike a lot of our peers, we're internally managed. That differentiates us from our competitors; it better aligns our interests with shareholders.

         Secondly, management owns 8% of the stock in this Company, which enables us to understand shareholder risk concerns and share the same goals about growth and stable dividends that our shareholders have. In addition, we believe that the real estate and capital markets expertise that we have afford us a competitive advantage, and that the markets we target are attractive for long-term growth, particularly given the continuing growth in the overall securitization of real estate.

         Lastly, the match funding strategy, which we are continuing to follow in a very disciplined way, very much driven by the attractive match funding offered by our CDO franchise, permits us to provide stabilized returns over the life of our assets without taking any mismatch in interest rate risk exposure, either through term or indices.

         We've nearly invested all the proceeds from the IPO and are effectively executing our business plan of investing in proprietary deals that generate attractive returns, predictable cash flow and can provide long-term value for our Company and our shareholders. We continue to be confident in our future, the growth prospects, our business plan, and look forward to updating you on our progress on our next quarterly conference call.

         With that, I'd like to turn it back over to you, Amber, to open up the floor for Q&A.

OPERATOR: Thank you. At this time if you would like to ask a question, please press star, one on your touchtone tone. That is the asterix, followed by the one on your touchtone phone. We'll pause a moment to gather all questions into the queue.

         OK, we'll take our first question from Doug Luchner of Ashton Fund.

DOUG LUCHNER: Yeah, good afternoon. Thanks for taking the call. A couple of questions; I guess the first one is what kind of, I guess the overall spread in the portfolio, are you seeing at this point and is it kind of what you had thought, you know, going into the IPO?

DAVID HAMAMOTO: OK, Doug. I think the spreads have actually been better than what we had projected in the IPO. And I think a lot of that is driven by the tightening on the liability side as opposed to us outperforming what we thought on the asset side. But for instance, on our last CDO I think our ROE was about
217 over, which is pretty much in line with what we had said for the IPO, but we surprised ourselves with the all-in pricing of 60 over on the liability side, which obviously helps generate more attractive ROEs.

         And then I'd make a similar comment on the sub debt business. And for those of you who saw our Road Show presentation, we basically had segmented the sub debt business into, you know, an over 75% LTV business and an under 75% LTV business. To date, we have opted to be much more active in the piece of the capital structure below 75% because we believe it represents less risk. As I said in the call, those assets on average have generated a spread of 510 over
LIBOR, which is slightly outperforming what we had said in the IPO, but again, the real incremental benefit we hope to achieve is by successfully executing on our sub debt CDO strategy over the next couple of months, which should bring funding costs in much tighter than what we had originally presented on The Road
Show.

DOUG LUCHNER: OK, thank you. And the last question is can you just go over the percentages of the asset classes - where you expect to be fully funded?

DAVID HAMAMOTO: Yeah, fully funded I would say, you know, we're hoping to be on an equity invested in each business probably around 35% real estate securities,
40% sub debt, and 25% net lease.

DOUG LUCHNER: OK, great. Thank you very much.

OPERATOR: We'll take our next question from Ravi Chopra.

RAVI CHOPRA: Hey, good afternoon. First off, congratulations on getting a lot of this capital to work in a very short timeframe. My questions actually relate to capital. Now that you have used some 85% of the IPO proceeds, sort of what's the next step here, as I'm sure you have quite a few opportunities in the pipeline and need to fund them one way or the other?

DAVID HAMAMOTO: Yeah, Ravi, I think we are, you know, evaluating all of our options at this point. As we said on The Road Show and as a major shareholder in the Company, you know, we're reluctant to raise common equity unless the price we, you know, reflects the value in the Company. But clearly at some stage raising common equity is something that we intend to do, but it's somewhat price-dependent. In addition, you know, there are other types of equity and quasi-equity related financing alternatives that are available to companies today, primarily because of the aggressiveness for yield in the market, and as we get down to the tail end of our existing capital we are evaluating all of those options in order to, you know, make sure that we continue to have the capital to grow the business.

RAVI CHOPRA: Have you guys taken a shot at looking at the Times Square Building cause I know that was one area in which you could potentially free up some capital and also take a gain on book value?

DAVID HAMAMOTO: Yes. We can't be specific at this point, but we are actively evaluating the viability of a sale of those Times Square assets.

RAVI CHOPRA: OK, thanks David.

OPERATOR: Again, if you have a question today, it is star, one on your touchtone phone. We'll pause a moment to give everyone an opportunity to requeue. Again, it is star, one.

         We have another question from Stephen Errico of Locust Wood Capital.

STEPHEN ERRICO: David, how are you?

DAVID HAMAMOTO: Hey.

STEPHEN ERRICO: I'm just reading the press release now. In the balance sheet, could you just point out, the difference, the minority interest, is that the
NorthStar Capital partnership?

DAVID HAMAMOTO: Yeah, that's the OP.

STEPHEN ERRICO: So the total equity - if I was thinking of that diluted - would be about $175 million for the Company?

DAVID HAMAMOTO: Yup.

STEPHEN ERRICO: OK. That was it, thank you very much.

OPERATOR: Again, it's star, one if you have a question today. Star, one on your touchtone phone.

         It appears we have no further questions, so I'll hand the call back over to you, Mr. Hamamoto.

DAVID HAMAMOTO: OK, Amber, thank you. And thanks all you shareholders and investors for participating in the call and for continuing to be supportive of our efforts, and we will be trying to communicate to you sometime in the next couple of months with another call.

OPERATOR: This does conclude today's conference call. You may disconnect at this time.